UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 21, 2007

FBL Financial Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Iowa	1-11917	42-1411715
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5400 University Avenue, West Des Moines, Iowa		50266
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-225-5400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Class A Director William J. Oddy, who served as Chief Executive Officer until December 31, 2006, and Class B Director Jerry C. Downin, who has also been Secretary and Treasurer of the Company, both resigned effective at the February 21, 2007 meeting of the Board of Directors. We had earlier filed information regarding their intentions to retire under cover of Form 8-K filed November 20, 2006.

(d) To fill the vacancies created by the retirements of Mr. Oddy and Mr. Downin, the Board of Directors on February 21, 2007 elected James W. Noyce, Chief Executive Officer, as a Class A Director, and Craig D. Hill, Vice President of the Iowa Farm Bureau Federation, as a Class B Director. Both will serve until the May 16, 2007 annual meeting of shareholders when they will stand for re-election. Mr. Noyce was named to the Executive Committee, and Mr. Hill to the Executive and Class B Directors Nominating Committees.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.

February 26, 2007	By:	James P. Brannen

Name: James P. Brannen
Title: Chief Financial Officer